EXHIBIT 23.2


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
HON INDUSTRIES Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement number 333-_____ of our report dated February 1, 1999 included in HON INDUSTRIES Inc.'s Form 10-K for the year ended January 2, 1999.


ARTHUR ANDERSEN LLP
February 25, 2000